Kumba Resources Limited
(F6 File No. 333-14076)

Effective December 4, 2006 the Companys
name changed to Exxaro Resources Limited


Exhibit A to Deposit Agreement
No.
[Sponsored-Exempt]
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one (1) deposited Ordinary
Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF ONE SOUTH
AFRICAN CENT (R0.01) EACH OF
KUMBA RESOURCES LIMTED
(INCORPORATED UNDER THE LAWS
OF THE REPUBLIC OF SOUTH
AFRICA)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
____________________________________
_
or registered assigns IS THE OWNER OF
_______________________________
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares
(herein called Shares) of Kumba Resources
Limited, a company incorporated under the
laws of the Republic of  South Africa
(herein called the Company).  At the date
hereof, each American Depositary Share
represents the right to receive one (1) Share
which are either deposited or subject to
deposit under the deposit agreement at the
Johannesburg, South Africa offices of First
National S.A., ABSA Bank Limited, Nedcor
Limited, Mercantile Bank Limited, Societe
Generale of South Africa Ltd. and The
Standard Bank of South Africa, Limited
(herein collectively called the Custodian).
The Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at 48 Wall Street,
New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of November 26, 2001
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided for in Section 5.9 of the
Deposit Agreement, and subject to the terms
and conditions of the Deposit Agreement,
the Articles of Association of the Company,
the Deposited Securities and applicable law,
the Owner hereof is entitled to delivery, to
him or upon his order, of the Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) certificates in the name of the
Owner hereof or as ordered by him or the
delivery of certificates properly endorsed or
accompanied by a proper instrument or
instruments of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      Subject to the terms and conditions
of the Deposit Agreement, including
payment of the fees of the Depositary as
provided in Section 5.9 thereof, the transfer
of this Receipt is registrable, on the books of
the Depositary at its Corporate Trust Office
by the Owner hereof in person or by a duly
authorized attorney, upon surrender at the
Corporate Trust Office of the Depositary of
this Receipt properly endorsed for transfer
or accompanied by a proper instrument or
instruments of transfer and funds sufficient
to pay any applicable transfer taxes and the
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the presentor of the
Receipt of a sum sufficient to reimburse it
for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge or fee with respect to the Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in Section
5.9 of the Deposit Agreement, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any reasonable regulations, if any, the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or deposits of Shares may be
refused, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer, split-up or
combination of outstanding Receipts or the
surrender of outstanding Receipts may be
suspended generally or in particular
instances, during any period when the
transfer books of the Depositary or the
Company or the Foreign Registrar, if
applicable, are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to Article (22) hereof.  Notwithstanding
anything to the contrary in the Deposit
Agreement or this Receipt, the surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented by the American Depositary
Shares evidenced by any Receipt, such tax
or other governmental charge shall be
payable by the Owner of such Receipt to the
Depositary.  The Depositary may refuse to
effect registration of transfer of such Receipt
(or any split-up or combination thereof) or
any withdrawal of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions in respect of
any Deposited Securities, or may sell for the
account of the Owner thereof any part or all
of the Deposited Securities represented by
the American Depositary Shares evidenced
by such Receipt, and may apply such
dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner of such Receipt shall remain
liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
hereunder shall be deemed thereby to
represent and warrant that such Shares and
each certificate therefor are validly issued,
fully paid, non assessable, and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized to do
so.  Every such person shall also be deemed
to represent that the deposit of such Shares
are not, and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and the issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, proof
of the identity of any person legally or
beneficially interested in the Receipt and the
nature of such interest, proof of compliance
with all applicable laws and regulations and
provisions of or governing Deposited
Securities and the terms of the Deposit
Agreement, or such information relating to
the registration on the books of the
Company or the Foreign Registrar, if
applicable, of the Shares presented for
deposit or other information, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or as the Company may
reasonably require by written request to the
Depositary, withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or distribution
of rights or of  the sale proceeds thereof or
the delivery of any Deposited Securities
until such proof or other information is filed
or such certificates are executed or such
representations and warranties made.  No
Share shall be accepted for deposit unless
accompanied by evidence satisfactory to the
Depositary, if any is required by the
Depositary, that all conditions to such
deposit have been satisfied by the person
depositing such Shares under South African
laws and regulations, and that any necessary
approval has been granted by the
governmental authority or body in the
Republic of South Africa, if any, which is
then performing the function of the
regulation of currency exchange or any other
function which requires approval for the
deposit of Shares.  Each Owner and
Beneficial Owner agrees to provide any
information requested by the Company or
the Depositary pursuant to this paragraph.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), or an Owner, as
applicable:  (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee or
the Custodian or its nominee on the making
of deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of foreign
currency pursuant to Section 4.5 of the
Deposit Agreement, (5) a fee of $5.00 or
less per 100 American Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement and the
surrender of Receipts pursuant to
Section 2.5 or 6.2 of the Deposit Agreement,
(6) a fee of $.02 or less per American
Depositary Share (or portion thereof) for any
cash distribution made pursuant to the
Deposit Agreement, including, but not
limited to Sections 4.1 through 4.4 thereof,
(7) a fee for the distribution of securities
pursuant to Section 4.2 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners, (8)
a fee of $0.02 or less per American
Depositary Share (or portion thereof) for
depositary services, which will accrue on the
last day of each calendar year and which
will be payable as provided in clause (9)
below; provided, however, that no fee will
be assessed under this clause (8) if a fee was
charged pursuant to clause (6) above during
that calendar year, and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
            The Depositary, subject to
Section 2.9 of the Deposit Agreement, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	LOANS AND PRE-RELEASE OF
SHARES AND RECEIPTS.
            Unless requested in writing
by the Company to cease doing so,
notwithstanding Section 2.03 of the Deposit
Agreement, the Depositary may execute and
deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement (Pre-Release of
Receipts) and may deliver Shares prior to
the receipt and cancellation of Receipts if
the person to whom such Shares are to be
delivered is a banking institution organized
pursuant to the laws of the Republic of
South Africa (South African Bank) (Pre-
Release of Shares) (Pre-Release of Receipts
and Pre-Release of Shares are collectively
referred to herein as Pre-Release).  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied
by a written representation and agreement
from the person to whom Receipts or Shares
are to be delivered (Pre-Releasee) that such
Pre-Releasee, or its customer, (i) owns the
Shares or Receipts to be remitted, as the
case may be, and (ii) assigns all beneficial
right, title and interest in such Shares or
Receipts, as the case may be, to the
Depositary in its capacity as such and for the
benefit of the Owners and (iii) will not take
any action with respect to such Shares or
Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be, other than in
satisfaction of such Pre-Release), (b) at all
times fully collateralized with cash or such
other collateral as the Depositary
determines, in good faith, will provide
substantially similar liquidity and security
and, in connection with the Pre-Release of
Shares preceded or accompanied by an
unconditional guaranty by the Pre-Releasee
to deliver Receipts for cancellation on the
same calendar day on which such Shares are
delivered to the Pre-Releasee (or, if such
Receipts are not so delivered, to return the
Shares), (c) terminable by the Depositary on
not more than five (5) business days notice,
and (d) subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The number of
American Depositary Shares which are
outstanding at any time as a result of Pre-
Releases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate, and may, with the prior
written consent of the Company, change
such limit for purposes of general
application.  The Depositary will also set
dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a case
by case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
Receipts upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by a proper instrument or
instruments of transfer and transferred in
accordance with the terms of the Deposit
Agreement, including without limitation
Sections 2.4 and 2.6 thereof, is transferable
by delivery with the same effect as in the
case of a negotiable instrument under the
laws of New York, provided, however, that
the Company and the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under the Deposit
Agreement to any holder of a Receipt unless
such holder is the Owner or Beneficial
Owner thereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the  manual or
facsimile signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934.  Such reports and
communications will be available for
inspection and copying at the public
reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.  If at any
time the Company is neither a reporting
company under Section 13 or 15(d) of the
Securities Exchange Act nor exempt from
the reporting requirements of the Securities
Exchange Act pursuant to Rule 12g3-2(b)
thereunder (as determined by the Office of
International Corporate Finance of the
Commission), the Company shall
immediately so notify the Depositary, and
the Depositary may so notify the Owners in
writing at the Companys expense.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary or the Custodian as the holder of
the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary will also, upon written request,
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to Section 5.6 of the Deposit
Agreement.
      The Depositary will keep books at its
Corporate Trust Office for the registration of
Receipts and transfers of Receipts which at
all reasonable times shall be open for
inspection by the Owners of Receipts
provided that such inspection shall not be
for the purpose of communicating with
Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or the
Custodian receives any cash dividend or
other cash distribution on any Deposited
Securities, the Depositary will, if at the time
of receipt thereof any amounts received in a
Foreign Currency can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars transferable to the United
States, and subject to the Deposit
Agreement, as promptly as practicable
convert such dividend or distribution into
Dollars and will distribute the amount thus
received to the Owners of Receipts entitled
thereto, provided, however, that in the event
that the Company or the Depositary is
required to withhold and does withhold from
any cash dividend or other cash distribution
in respect of any Deposited Securities an
amount on account of taxes or other
governmental charges, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Section
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary will
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto, after the deduction or upon
payment of any fees or other governmental
charges, in any manner that the Depositary
may deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto, or if for any other
reason the Depositary deems such
distribution not to be feasible, the
Depositary may  (after Consultation with the
Company to the extent practical) adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash
pursuant to Section 4.1 of the Deposit
Agreement, provided, however, that no
distribution to Owners shall be unreasonably
delayed by any action of the Depositary or
any of its agents.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may and shall if the
Company shall so request distribute to the
Owners of outstanding Receipts entitled
thereto, additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free
distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charges as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement, provided, however, that no
distribution to Owners shall be unreasonably
delayed by any action of the Depositary or
any of its agents.  If additional Receipts are
not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed
upon the Deposited Securities represented
thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive Foreign Currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted as promptly as practicable, by sale
or in any other manner that it may
determine, such Foreign Currency into
Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments, as applicable, upon surrender
thereof for cancellation in whole or in part
depending upon the terms of such warrants
or other instruments.  Such distribution may
be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine in its judgment that any Foreign
Currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the Foreign Currency ( or an appropriate
document evidencing the right to receive
such Foreign Currency) received by the
Depositary to, or in its  discretion may hold
such Foreign Currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of Foreign
Currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the
Foreign Currency received by the
Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary  (after
Consultation with the Company to the extent
practicable) shall have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available in Dollars to such Owners or, if by
the terms of such rights offering or, for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.  If the Depositary determines in
its discretion that it is not lawful and feasible
to make such rights available to certain
Owners, it may sell the rights or warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.9 of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.  The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner hereunder,
the Depositary will make such rights
available to such Owner upon written notice
from the Company to the Depositary that (a)
the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
pursuant to such warrants or other
instruments to the Depositary from such an
Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees of the
Depositary and any other charges as set
forth in such warrants or other instruments,
the Depositary shall, on behalf of such
Owner, exercise the rights and purchase the
Shares, and the Company shall cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will
cause the Shares so purchased to be
deposited pursuant to Section 2.2 of the
Deposit Agreement, and shall, pursuant to
Section 2.3 of the Deposit Agreement,
execute and deliver Receipts to such Owner.
In the case of a distribution pursuant to the
second paragraph of this section, such
Receipts shall be legended in accordance
with appropriate U.S. law, and shall be
subject to the appropriate restrictions on
sale, deposit, cancellation and transfer
provided under the Deposit Agreement.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.9 of the
Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of such Act; provided that the
Company shall have no obligation to file a
registration statement with respect to such
rights or underlying securities or to endeavor
to have such a registration statement
declared effective.  If an Owner of Receipts
requests the distribution of warrants or other
instruments, notwithstanding that there has
been no such registration under such Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date (a) for the determination of
the Owners of Receipts who shall be (i)
entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof or (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting, or (b) for fixing the
date on  or after which each American
Depositary Share will represent the changed
number of Shares.  Subject to the provisions
of Sections 4.1 through 4.5 of the Deposit
Agreement and to the other terms and
conditions of the Deposit Agreement, the
Owners on such record date shall be entitled,
as the case may be, to receive the amount
distributable by the Depositary with respect
to such dividend or other distribution or
such rights or the net proceeds of sale
thereof in proportion to the number of
American Depositary Shares evidenced by
Receipts held by them respectively and to
give voting instructions to exercise the rights
of Owners hereunder with respect to such
changed number of Shares and to act in
respect of any other such matter.  Such
record date shall be, to the extent
practicable, the same as the corresponding
record date established by the Company for
the same purpose, and if this is not
practicable as close as practicable to the
record date for the Shares, if any.
16.	VOTING OF DEPOSITED
SECURITIES.
            Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners a notice, the form of which notice
shall be in the sole discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Company, (b) a statement that the Owners as
of the close of business on a specified record
date will be entitled, subject to any
applicable provisions of South African law,
of the Deposited Securities and of the
Articles of Association of the Company, to
instruct the Depositary as to the exercise of
the  voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares, and (c) a
statement as to the manner in which such
instructions may be given, including, when
applicable, an express indication that
instructions may be given (or, if applicable,
will be deemed given in accordance with the
second paragraph of Section 4.07 of the
Deposit Agreement if no instruction is
received) to the Depositary to give a
discretionary proxy to a person designated
by the Company.  Upon the written (or
deemed) request of an Owner on such record
date, received on or before the date
established by the Depositary for such
purpose, the Depositary shall endeavor,
insofar as practicable, to vote or cause to be
voted (or to grant a discretionary proxy to a
person designated by the Company to vote)
the amount of Shares or other Deposited
Securities the right to receive which is
represented by the American Depositary
Shares evidenced by such Owners Receipt in
accordance with any instructions set forth in
such request.  The Depositary shall not, and
the Depositary shall ensure that each
Custodian or any of its nominees shall not,
vote or attempt to exercise the right to vote
that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts.
            If the Depositary does not
receive instructions from an Owner on or
before the date established by the Depositary
for such purpose, such Owner shall be
deemed, and the Depositary shall deem such
Owner, to have instructed the Depositary to
give a discretionary proxy to a person
designated by the Company with respect to
such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such underlying Deposited Securities,
provided that no such instruction shall be
given with respect to any matter as to which
the Company informs the Depositary (and
the Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially adversely
affects the rights of holders of Shares.
            There can be no assurance
that Owners generally or any Owner in
particular will receive the notice described
in the preceding paragraph sufficiently prior
to the Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
if any, the right to receive the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend on the Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their directors,
employees, agents or affiliates shall incur
any liability to any Owner or Beneficial
Owner of any Receipt, if by reason of any
provision of any present or future law,
regulation, order, decree, moratorium or fiat
of the United States, the Republic of South
Africa or any other country, or of any
governmental or regulatory authority or
stock exchange, including NASDAQ, or by
reason of any provision, present or future, of
the Articles of Association of the Company,
or by reason of any provision of any
securities issued or distributed by the
Company, or any offering or distribution
thereof,  or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company or any of their directors,
employees, agents or affiliates shall be
prevented, delayed or forbidden from, or be
subject to any civil or criminal penalty on
account of, doing or performing any act or
thing which by the terms of the Deposit
Agreement or the Deposited Securities it is
provided shall be done or performed; nor
shall the Depositary nor the Company nor
any of their respective directors, employees,
agents or affiliates incur any liability to any
Owner or Beneficial Owner of any Receipt
by reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement or the Articles of Association of
the Company.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2, or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, because of applicable
law, or for any other reason, such
distribution or offering may not be made
available to Owners, and the Depositary
may not dispose of such distribution or
offering on behalf of such Owners and make
the net proceeds available to such Owners,
then the Depositary shall not make such
distribution or offering, and shall allow any
rights, if applicable, to lapse.
      Neither the Company nor the
Depositary assumes any obligation or shall
be subject to any liability under the Deposit
Agreement to Owners or Beneficial Owners
of Receipts, except that they agree to
perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it in its sole
discretion against all expense and liability
shall be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information, including, but not
limited to, any such action or nonaction
based upon any written notice, request,
direction or other document believed by it to
be genuine, and to have been signed or
presented by the proper party or parties.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising
wholly after the removal or resignation of
the Depositary, provided that in connection
with the issue out of which such potential
liability arises the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.
      The Company agrees to indemnify
the Depositary, its directors, employees,
agents and affiliates and any Custodian
against, and hold each of them harmless
from, any liability or expense (including, but
not limited to, the reasonable fees and
expenses of counsel) which may arise out of
acts performed or omitted, in accordance
with the provisions of the Deposit
Agreement and of the Receipts, as the same
may be amended, modified or supplemented
from time to time, (i) by either the
Depositary or any Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith
(ii) by the Company or any of its directors,
employees, agents and affiliates. The
indemnities contained in the preceding
paragraph shall not extend to any liability or
expense which arises solely and exclusively
out of a Pre-Release (as defined in Section
2.09) of a Receipt or Receipts in accordance
with Section 2.09 and which would not
otherwise have arisen had such Receipt or
Receipts not been the subject of a Pre-
Release pursuant to Section 2.09; provided,
however, that the indemnities provided in
the preceding paragraph shall apply to any
such liability or expense (i) to the extent that
such liability or expense would have arisen
had a Receipt or Receipts not be the subject
of a Pre-Release, or (ii) which may arise out
of any misstatement or alleged misstatement
or omission or alleged omission in any
registration statement, proxy statement,
prospectus (or placement memorandum), or
preliminary prospectus (or preliminary
placement memorandum) relating to the
offer or sale of American Depositary Shares,
except to the extent any such liability or
expense arises out of (i) information relating
to the Depositary or any Custodian (other
than the Company), as applicable, furnished
in writing and not materially changed or
altered by the Company expressly for use in
any of the foregoing documents, or, (ii) if
such information is provided, the failure to
state a material fact necessary to make the
information provided not misleading.
      The Depositary agrees to indemnify
the Company, its directors, employees,
agents and affiliates and hold them harmless
from any liability or expense (including but
not limited to the reasonable fees and
expenses of counsel) which may arise out of
acts performed or omitted by the Depositary
or its Custodian or their respective directors,
employees, agents and affiliates due to their
negligence or bad faith.
      No disclaimer of liability under the
Securities Act is intended by any provision
of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to
the Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 120
days prior written notice of such removal, to
become effective upon the later of (i) the
120th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute or additional
custodian or custodians.  Promptly after any
such registration, discharge or appointment,
the Depositary shall give notice thereof in
writing to all Owners.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
without the consent of the Owners or
Beneficial Owners, by agreement between
the Company and the Depositary, in any
respect which they may deem necessary or
desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees, cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment pursuant to
Section 7.5 of the Deposit Agreement shall
have been given to the Owners of
outstanding Receipts.  Every Owner and
Beneficial Owner of a Receipt at the time
any amendment so becomes effective shall
be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby, except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt, will
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, will be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends and other distributions to the
Owners thereof, and shall not give any
further notices or perform any further acts
under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to  deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except for its
obligations to the Company under Section
5.8 of the Deposit Agreement.  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
prevent the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act of
1933.
23.	SUBMISSION TO
JURISDICTION; APPOINTMENT OF
AGENT FOR SERVICE OF PROCESS.
      The Company hereby (i) irrevocably
designates and appoints CT Corporation
System, 111 Eighth Avenue, 13th Floor,
New York, New York 10011, in the State of
New York, as the Companys authorized
agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited
Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New
York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The
Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this
Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.






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